Exhibit 99.1

Payoneer Reports Fourth Quarter and Full Year 2025 Financial Results

14% increase in revenue ex. interest, including 28% B2B revenue growth, in 2025

2026 Guidance reflects focus on high margin growth and significant core business profitability unlock

NEW YORK – February 26, 2026 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the global financial technology company powering business growth across borders, today reported financial results for its fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights

						YoY			YoY
($ in mm unless otherwise noted)	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025	Change	2024	2025	Change
Revenue ex. interest income	$201.1	$188.6	$202.3	$211.4	$218.9	9%	$720.9	$821.2	14%
Interest income	60.6	58.0	58.3	59.5	55.8	(8)%	256.8	231.6	(10)%
Revenue	$261.7	$246.6	$260.6	$270.9	$274.7	5%	$977.7	$1,052.8	8%
Transaction costs as a % of revenue	16.5%	16.0%	15.6%	15.7%	15.6%	(90) bps	15.6%	15.7%	10 bps
Net income	$18.2	$20.6	$19.5	$14.1	$19.0	5%	$121.2	$73.2	(40)%
Adjusted EBITDA	63.3	65.4	66.4	71.3	68.5	8%	270.6	271.7	0%
Adjusted EBITDA ex. interest income	2.7	7.5	8.1	11.7	12.8	377%	13.7	40.0	192%

Operational Metrics
Volume ($bn)	$22.5	$19.7	$20.7	$22.3	$24.8	10%	$80.1	$87.5	9%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	560	556	559	548	536	(4)%	560	536	(4)%
Average Revenue Per User (ARPU)[2]	$ 425	$ 439	$ 452	$ 471	$ 488	15%	$ 425	$ 488	15%
Revenue as a % of volume ("Take Rate")	116 bps	125 bps	126 bps	121 bps	111 bps	(5) bps	122 bps	120 bps	(2) bps
SMB customer take rate[3]	109 bps	119 bps	120 bps	121 bps	113 bps	4 bps	109 bps	118 bps	9 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume (including intra-network transactions with other Payoneer customers) and were active over the trailing twelve-month period.
2.	Please refer to “Additional Information and Definitions” for a description of ARPU.
3.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Checkout (previously known as Merchant Services), divided by the associated volume from each respective channel.

“Payoneer continued to support the global ambitions of our customers and delivered record results in 2025. We crossed $1 billion in annual revenue, delivered significant profitability, and generated meaningful free cash flow. We repurchased $175 million, or 8% of shares outstanding during the year, underscoring our conviction in the intrinsic value of the business and our commitment to driving long-term shareholder returns.

Payoneer is positioned to be a category defining company in cross border commerce. We have product market fit, deep global distribution, and robust payment and regulatory infrastructure that are highly differentiated and difficult to replicate. In 2026, we are moving our strategy upmarket to serve the more complex needs of SMBs and SMEs engaged in global trade and to drive high margin growth. We are also strengthening our platform for the future of money movement and orienting the company towards an AI-first strategy that will accelerate product delivery, improve customer engagement, and unlock leverage. Our ambition is bold, our strategy is clear, and we have the assets and team to execute.”

John Caplan, Chief Executive Officer

Fourth Quarter 2025 Business Highlights (unless otherwise noted)

●	SMB customer revenue of $197 million grew 9% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $122 million, up 4% year-over-year.
o	B2B SMBs revenue of $65 million, up 17% year-over-year, and representing 30% of revenue ex. interest.
o	Checkout revenue of $11 million, up 25% year-over-year.
●	$1.6 billion of spend on Payoneer cards, up 6% year-over-year, reflecting continued, though more muted, growth with large ecomm sellers at 15%, likely a result of tariff related headwinds to spending behavior, and softness in Latin America.
●	$7.9 billion of customer funds (including both short-term and long-term funds) as of December 31, 2025. Customer funds growth of 13% year-over-year partially offset the interest income decline due to lower interest rates year-over-year.
●	Accelerated share repurchases in the quarter to $80 million at a weighted average price of $5.76.
●	In January 2026, acquired Boundless for $13 million, with an additional earn-out of up to $4 million contingent upon reaching certain performance and tenure milestones. The acquisition deepens and broadens Payoneer’s global workforce management capabilities.
●	In January 2026, received in-principle authorization as a Payment Aggregator-Cross Border (PA-CB) in India, a key milestone in enabling Payoneer to expand its operations and provide end-to-end cross-border payment solutions for Indian businesses.
●	In February 2026, announced plans to launch a suite of stablecoin capabilities embedded within the Payoneer platform, powered by Bridge.
●	In February 2026, filed an application with the Office of the Comptroller of the Currency (OCC) to establish an uninsured national trust bank in the United States to support Payoneer’s broader stablecoin strategy.

Full Year 2025 Business Highlights

●	SMB customer revenue of $742 million grew 15% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $469 million, up 8% year-over-year.
o	B2B SMBs revenue of $237 million, up 28% year-over-year.
o	Checkout revenue of $35 million, up 55% year-over-year.
●	ARPU grew 15% year-over-year and, excluding interest income, was up 21%, marking 6 consecutive quarters of 20%+ growth. ARPU expansion was driven by continued strength with larger customers, growth in higher take rate B2B, Checkout and Card franchises, and strategic pricing initiatives.
●	$6.1 billion of annual spend on Payoneer cards, up 18% year-over-year, driven by higher usage per customer. Additionally, in July Payoneer renewed its long-term agreement with Mastercard to support its multi-currency card offerings for customers with cross-border AP needs.
●	Completed the acquisition of a licensed China-based payment service provider, Easylink Payment Co., Ltd., now Payoneer Payments (Guangdong) Co., Ltd. The acquisition strengthens Payoneer’s global regulatory infrastructure and positions the company to better serve its customers in China as they export globally.
●	Launched partnership with Stripe to enhance and expand Payoneer’s Checkout offering, combining their best-in-class technology with Payoneer’s local market expertise and comprehensive financial stack, to deliver best-in-class capabilities.
●	Strengthened and expanded ecosystem of enterprise relationships, including with Airbnb, Upwork, TikTok Live, Alibaba, Mercado Libre, and Best Buy.
●	$175 million of share repurchases in 2025, at a weighted average price of $6.41, up versus $137 million of repurchases in 2024.

2026 Outlook

“We are delivering profitable, sustainable growth. In 2025, we generated mid-teens growth in revenue excluding interest income and a significant increase in core business profitability. We continued to invest in our regulatory and money movement infrastructure, strengthened our competitive differentiators, and accelerated the pace of buybacks. We deepened our geographic footprint and regulatory framework, expanded our marketplace and partner ecosystem, drove significant enhancements to our customer experience and made meaningful investments in the infrastructure needed to enable stablecoin capabilities.

In 2026, we expect to deliver $900-940 million in revenue ex. interest and $85-95 million of adjusted EBITDA1 ex. interest, more than double the prior year. We are taking deliberate actions to optimize our customer portfolio and guidance for revenue ex. interest includes a 300 basis point estimated headwind related to those efforts. We expect to accelerate growth during the year as we execute on our upmarket strategy and lap these headwinds, delivering mid-teens growth exiting the year and beyond, as we continue to unlock leverage in our model from ongoing investments in our platform, including in agentic AI capabilities.”

Bea Ordonez, Chief Financial Officer

2026 guidance is as follows:

Revenue	$1,090 million - $1,130 million
Transaction costs	~15.0% of revenue
Adjusted EBITDA[1]	$275 million to $285 million

1.	The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2026 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, including income taxes and other financial (income) expense, net. Such unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, February 26, 2026. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial platform for cross-border business and global payments. Payoneer empowers millions of businesses with the financial tools and services they need to grow and transact globally with confidence. We make it easier for SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid across borders, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction costs and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s conflicts in the Middle East, and other economic, business and/or competitive factors, such as changes in global trade policies (including the imposition of tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2025 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses certain non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following items:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.

Adjusted EBITDA ex. Interest: represents Adjusted EBITDA excluding interest income.

Free Cash Flow: represents net cash provided by operating activities, less purchase of property, equipment and software, and capitalization of internal use software.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

Additional Information and Definitions

In this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: orchestration transactions ceased in 2023 and were related to our 2020 acquisition of optile GmbH.

We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

For revenues from SMBs that sell on marketplaces and from B2B SMBs referenced in the fourth quarter and full year 2025 highlights, note that 2024 revenues used for comparison were restated. Certain non-volume revenues, including those related to banking partnerships and FX, which were previously allocated to SMBs that sell on marketplaces have been re-classified to B2B SMBs to better reflect the customers generating those revenues. Accordingly, the year-over-year change is calculated on a restated comparative basis. This change had no impact on total revenue or volumes.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Angela Sullivan

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Revenues	$274,693	$261,739	$1,052,774	$977,716

Transaction costs	42,841	43,121	165,239	152,106
Other operating expenses	40,518	43,133	165,265	169,550
Research and development expenses	40,901	40,384	155,423	134,631
Sales and marketing expenses	63,623	59,024	235,150	211,839
General and administrative expenses	38,344	33,227	141,405	113,263
Depreciation and amortization	19,542	13,666	65,625	47,296
Total operating expenses	245,769	232,555	928,107	828,685

Operating income (loss)	28,924	29,184	124,667	149,031

Financial income (expense):
Gain from change in fair value of Warrants	—	—	—	2,767
Loss on warrant repurchase/redemption	—	—	—	(14,746)
Other financial income (expense), net	(1,466)	(2,978)	(9,079)	2,419
Financial expense, net	(1,466)	(2,978)	(9,079)	(9,560)

Income before income taxes	27,458	26,206	115,588	139,471

Income taxes	8,446	8,016	42,396	18,308

Net income	$19,012	$18,190	$73,192	$121,163

Other comprehensive income (loss)
Unrealized gain (loss) on available-for-sale debt securities, net	945	(13,539)	11,641	(412)
Tax (expense) benefit on unrealized gain (loss) on available-for-sale debt securities, net	(247)	2,906	(2,621)	90
Unrealized gain (loss) on cash flow hedges, net	(920)	(15,976)	1,557	1,295
Tax benefit (expense) on unrealized gain (loss) on cash flow hedges, net	165	3,519	(323)	(233)
Unrealized loss on interest rate floor, net	(6,374)	—	(4,426)	(16,768)
Tax benefit on unrealized loss on interest rate floor, net	1,486	—	1,117	3,661
Foreign currency translation adjustments	(66)	(66)	(613)	(66)
Other comprehensive income (loss)	(5,011)	(23,156)	6,332	(12,433)

Comprehensive income	$14,001	$(4,966)	$79,524	$108,730

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.05	$0.05	$0.20	$0.34
— Diluted earnings per share	$0.05	$0.05	$0.19	$0.31

Weighted average common shares outstanding — Basic	356,307,429	360,292,619	361,172,145	358,345,945
Weighted average common shares outstanding — Diluted	362,604,735	385,074,151	376,731,192	386,237,179

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue recognized at a point in time	$215,992	$197,456	$809,581	$707,644
Revenue recognized over time	976	777	3,832	2,650
Revenue from contracts with customers	$216,968	$198,233	$813,413	$710,294
Interest income on customer balances	$55,777	$60,595	$231,614	$256,846
Capital advance income	1,948	2,911	7,747	10,576
Revenue from other sources	$57,725	$63,506	$239,361	$267,422
Total revenues	$274,693	$261,739	$1,052,774	$977,716

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

Note that in 2024, the Company updated the definition of its primary regional markets to align with the view used by Management. This update eliminates South Asia, Middle East and North Africa as a separate region and instead includes revenues from South Asia in the Asia-Pacific region and Middle East and North Africa in the Europe, Middle East, and Africa region. The update has been applied to all periods reflected in the table below.

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Primary regional markets
Greater China(1)	$92,132	$89,938	$354,100	$340,846
Europe, Middle East, and Africa(2)	69,985	65,312	264,508	253,096
Asia-Pacific(2)	59,016	52,628	221,221	186,582
Latin America(2)	26,696	27,963	111,424	100,324
North America(3)	26,864	25,898	101,521	96,868
Total revenues	$274,693	$261,739	$1,052,774	$977,716

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $25,967 and $28,194 during the three months ended December 31, 2025 and 2024, and $97,221 and $95,794 during the years ended December 31, 2025 and 2024, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$19,012	$18,190	$73,192	$121,163
Depreciation and amortization	19,542	13,666	65,625	47,296
Income taxes	8,446	8,016	42,396	18,308
Other financial expense (income), net	1,466	2,978	9,079	(2,419)
EBITDA	48,466	42,850	190,292	184,348
Stock based compensation expenses(1)	16,491	18,614	73,104	64,787
M&A related expenses(2)	1,339	1,807	3,393	9,439
Gain from change in fair value of Warrants(3)	—	—	—	(2,767)
Restructuring charges(4)	2,243	—	4,873	—
Loss on Warrant repurchase/redemption(5)	—	—	—	14,746
Adjusted EBITDA	$68,539	$63,271	$271,662	$270,553

	Three months ended,
	Dec. 31, 2024	Mar. 31, 2025	June 30, 2025	Sept. 30, 2025	Dec. 31, 2025
Net income	$18,190	$20,577	$19,480	$14,123	$19,012
Depreciation and amortization	13,666	14,390	15,553	16,140	19,542
Income taxes	8,016	7,192	10,370	16,388	8,446
Other financial expense, net	2,978	1,550	227	5,836	1,466
EBITDA	42,850	43,709	45,630	52,487	48,466
Stock based compensation expenses(1)	18,614	18,755	20,059	17,799	16,491
M&A related expenses(2)	1,807	337	736	981	1,339
Restructuring charges(4)	—	2,630	—	—	2,243
Adjusted EBITDA	$63,271	$65,431	$66,425	$71,267	$68,539

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024 include $0.2, $0.1, $0.1, $0.3, and $1.8 million, respectively, in non-recurring fair value adjustment of the Skuad contingent consideration liability.
(3)	Changes in the estimated fair value of the public warrants are recognized as gain or loss on the consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	Represents non-recurring costs related to severance and other employee termination benefits.
(5)	Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Numerator:
Net income	$19,012	$18,190	$73,192	$121,163
Denominator:
Weighted average common shares outstanding —
Basic	356,307,429	360,292,619	361,172,145	358,345,945
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	6,297,306	23,903,275	15,018,484	27,104,075
Dilutive impact of private Warrants	—	878,257	540,563	787,159
Weighted average common shares — diluted	362,604,735	385,074,151	376,731,192	386,237,179
Net income per share attributable to common stockholders — Basic earnings per share	$0.05	$0.05	$0.20	$0.34
Diluted earnings per share	$0.05	$0.05	$0.19	$0.31

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$415,537	$497,467
Restricted cash	6,090	6,633
Customer funds	7,544,541	6,439,153
Accounts receivable (net of allowance of $501 and $382 at December 31, 2025 and 2024, respectively)	10,412	11,937
Capital advance receivables (net of allowance of $3,953 and $4,955 at December 31, 2025 and 2024, respectively)	43,665	56,242
Other current assets	90,671	88,210
Total current assets	8,110,916	7,099,642
Non-current assets:
Property, equipment and software, net	32,437	16,053
Goodwill	77,785	77,785
Intangible assets, net	208,053	102,390
Customer funds	350,000	525,000
Restricted cash	23,604	17,653
Deferred tax assets, net	56,898	41,523
Severance pay fund	856	757
Operating lease right-of-use assets	62,257	19,403
Other assets	33,783	30,174
Total assets	$8,956,589	$7,930,380
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$44,611	$37,302
Outstanding operating balances	7,894,541	6,964,153
Other payables	144,568	129,621
Total current liabilities	8,083,720	7,131,076
Non-current liabilities:
Deferred tax liabilities, net	25,051	1,471
Other long-term liabilities	143,391	73,043
Total liabilities	8,252,162	7,205,590
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at December 31, 2025 and December 31, 2024.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 411,826,086 and 395,965,588 shares issued and 348,704,315 and 360,093,249 shares outstanding at December 31, 2025 and December 31, 2024, respectively.	4,118	3,960
Treasury stock at cost, 63,121,771 and 35,872,339 shares as of December 31, 2025 and December 31, 2024, respectively.	(368,867)	(193,724)
Additional paid-in capital	896,294	821,196
Accumulated other comprehensive loss	(6,277)	(12,609)
Retained earnings	179,159	105,967
Total shareholders’ equity	704,427	724,790
Total liabilities and shareholders’ equity	$8,956,589	$7,930,380

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	December 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$73,192	$121,163
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,625	47,296
Deferred taxes	(17,405)	(22,616)
Stock-based compensation expenses	73,104	64,787
Gain from change in fair value of warrants	—	(2,767)
Loss on warrant repurchase/redemption	—	14,746
Interest on certificate of deposits	(13,370)	(11,442)
Interest and amortization of discount on investments	1,180	(8,577)
Foreign currency re-measurement (gain) loss	(5,031)	3,522
Changes in operating assets and liabilities:
Other current assets	4,357	(42,872)
Trade payables	7,868	1,127
Deferred revenue	1,060	2,039
Accounts receivable, net	1,534	337
Capital advance extended to customers	(313,264)	(329,512)
Capital advance collected from customers	325,841	318,763
Other payables	(797)	3,967
Other long-term liabilities	18,060	6,358
Operating lease right-of-use assets	10,995	14,068
Other assets	540	(3,462)
Net cash provided by operating activities	233,489	176,925

Cash Flows from Investing Activities
Purchase of property, equipment and software	(26,874)	(8,189)
Capitalization of internal use software	(60,855)	(52,203)
Severance pay fund distributions, net	(99)	83
Customer funds in transit, net	(38,683)	(50,768)
Investments in interest rate derivatives	(15,950)	(35,200)
Purchases of investments in available-for-sale debt securities	(446,303)	(1,443,772)
Maturities of investments in available-for-sale debt securities	328,500	277,000
Purchases of investments in term deposits	—	(600,000)
Maturities of investments in term deposits	75,000	—
Cash paid in connection with acquisition, net of cash and customer funds acquired	(33,081)	(48,218)
Net cash provided by (used in) investing activities	(218,345)	(1,961,267)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	714	21,119
Outstanding operating balances, net	908,251	563,622
Borrowings under related party facility	—	15,120
Repayments under related party facility	—	(33,531)
Receipts of collateral on interest rate derivatives	126,060	37,890
Payments of collateral on interest rate derivatives	(117,590)	(19,100)
Consideration related to previous acquisitions	(4,461)	—
Warrant repurchase/redemption	—	(19,834)
Payment on exercise of warrants	(1,332)	—
Common stock repurchased	(173,601)	(137,513)
Net cash provided by (used in) financing activities	738,041	427,773

Effect of exchange rate changes on cash and cash equivalents	5,312	(3,588)

Net change in cash, cash equivalents, restricted cash and customer funds	758,497	(1,360,157)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	5,658,210	7,018,367
Cash, cash equivalents, restricted cash and customer funds at end of period	$6,416,707	$5,658,210
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$453	$1,530
Internal use software capitalized but not paid	$7,814	$7,108
Common stock repurchased but not paid	$51,305	$8,617
Right of use assets obtained in exchange for new operating lease liabilities	$2,317	$775